UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2005

Yahoo! Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28018	77-0398689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 First Avenue, Sunnyvale, California		94089
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 349-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             Other Events.

On November 7, 2005, Yahoo! Inc. (“Yahoo!”) issued a press release announcing that it has entered into agreements to acquire approximately 30% of the outstanding shares in Yahoo! UK Limited, Yahoo! Deutschland GmbH and Yahoo! France SAS and approximately 33% of the outstanding shares in Yahoo! Korea Corporation, for an aggregate purchase price of $500 million, to be paid in cash. Upon completion of the transactions, each of the subsidiaries will be wholly-owned by Yahoo!. A copy of the press release is attached hereto as exhibit 99.01.

ITEM 9.01             Financial Statements and Exhibits.

The following exhibit is furnished with this report on Form 8-K:

Exhibit Number	Description
99.01	Press release dated November 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC.

Date: November 8, 2005	By:	/s/ Michael J. Callahan
	Name:	Michael J. Callahan
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.01	Press release dated November 7, 2005.